Exhibit 99.1

Agrify Receives Nasdaq Notification of Non-Compliance with Listing Rule 5250(c)(1)

TROY, Mich., Nov. 22, 2023 (GLOBE NEWSWIRE) -- Agrify Corporation (Nasdaq: AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced that on November 16, 2023, it received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying Agrify that it was not in compliance with requirements of Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of not having timely filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, with the Securities and Exchange Commission (“SEC”).

This notification has no immediate effect on the listing of Agrify’s common stock on the Nasdaq. However, if Agrify fails to timely regain compliance with the Listing Rule, Agrify’s common stock will be subject to delisting from Nasdaq.

As disclosed in the Current Report on Form 8-K filed by the Company on April 17, 2023, Agrify’s audit committee concluded that, as a result of errors in the accounting for warrants previously issued by Agrify, it is appropriate to restate Agrify’s previously issued unaudited condensed consolidated financial statements as of and for the fiscal periods ended March 31, 2022, June 30, 2022 and September 30, 2022 in amended quarterly reports for the affected periods. Agrify filed amended Forms 10-Q with those restated financial statements on October 2, 2023. However, given the timeline for the process to prepare the amended quarterly reports, Agrify was unable to complete and file its Form 10-K for the fiscal year ended December 31, 2022 and the Forms 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 (the “Delinquent Reports”) by their respective due dates.

As previously reported, on October 17, 2023, Nasdaq staff notified Agrify (the “Staff Determination”) that it had initiated a process that could result in the delisting of Agrify’s securities from Nasdaq as a result of Agrify not being in compliance with the Listing Rule. On November 6, 2023, the Nasdaq Hearings Panel (the “Panel”) notified Agrify that it would stay the suspension of Agrify’s common stock until a hearing before the Panel and the issuance of a final Panel decision.

Agrify intends to complete the Delinquent Reports, after which the financial statements contained in the Delinquent Reports will be subject to audit and/or review by Agrify’s independent registered public accounting firm. Following completion of the audit or review, as applicable, of the Delinquent Reports, Agrify plans to file the Delinquent Reports. There can be no assurance that Agrify will be able to file the Delinquent Reports within the extension period granted by the Panel.

About Agrify (Nasdaq: AGFY)

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, the timing and filing of the Delinquent Reports and Agrify’s ability to regain compliance with applicable Nasdaq rules. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Agrify has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in Agrify’s Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Investor Relations and Media Inquiries

IR@agrify.com

(857) 256-8110